UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2021

NewAge, Inc.

(Exact Name of Registrant as specified in its charter)

Washington	001-38014	27-2432263
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2420 17th Street, Suite 220, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	303-566-3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NBEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2021, NewAge, Inc. (the “Company”) entered into Sales Agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), under which the Company may offer and sell from time to timeshares of the Company’s Common Stock (the “Placement Shares”), through A.G.P. A.G.P. will act as sales agent and will use commercially reasonable efforts to sell on the Company’s behalf all of the Placement Shares requested to be sold by the Company, consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and the Company.

The Company has no obligation to sell any of the Placement Shares under the Sales Agreement. The Sales agreement may be terminated by the Company upon five business days’ notice to A.G.P. and at any time by A.G.P. or by the mutual agreement of the parties. If not earlier terminated, the Sales Agreement will remain in effect until all of the Placement Shares are sold. The Company intends to use the net proceeds from this offering for general corporate purposes, including working capital. Under the Sales Agreement, the Company will pay A.G.P. a commission equal to 3% of the gross proceeds from the gross sales price of the Placement Shares. In addition, the Company has agreed to pay certain expenses incurred by A.G.P. in connection with the offering.

The offering is being made under the Company’s registration statement on Form S-3 (File No. 333-230755), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 5, 2019 under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus dated April 5, 2019, included in such registration statement, as supplemented by a final prospectus supplement, dated February 12, 2021, filed with the SEC pursuant to Rule 424(b) under the Securities Act.

The Sales Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and A.G.P (including for liabilities under the Securities Act and termination and other provisions customary for transactions of this nature).

The representations, warranties and covenants of the Company contained in the Sales Agreement were made solely for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Investors are not third-party beneficiaries under the Sales Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

The foregoing summary of the Sales Agreement is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the opinion of Faegre Drinker Biddle & Reath LLP relating to the legality of the issuance and sale of the shares of common stock in the Offering is filed as Exhibit 5.1 hereto and is incorporated herein and into the Registration Statement by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On February 9, 2021, the Company notified Roth Capital Partners, LLC (“Roth”) of its election to terminate the Amended and Restated At the Market Offering Agreement (the “Roth ATM Agreement”), dated May 8, 2020, between the Company and Roth. Under the notice, the Roth ATM Agreement will terminate effective on February 16, 2021.

Under the Roth ATM Agreement, the Company was entitled to offer and sell from time to time up to an aggregate of $100 million in shares of the Company’s common stock through Roth. Roth acted as sales agent and was required to use commercially reasonable efforts to sell on the Company’s behalf all of the shares requested to be sold by the Company, consistent with its normal trading and sales practices, on mutually agreed terms between the Roth and the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Sales Agreement dated February 11, 2021, by and between NewAge, Inc. and A.G.P./Alliance Global Partners.
5.1	Opinion of Faegre Drinker Biddle & Reath LLP
23.1	Consent of Faegre Drinker Biddle & Reath LLP (included in the Opinion of Faegre Drinker Biddle & Reath LLP filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewAge, Inc.

Date: February 12, 2021	By:	/s/ Brent D. Willis
Brent D. Willis
Chief Executive Officer